UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2021, Aytu BioPharma, Inc. (“Aytu” or the “Company”), Rumpus VEDS, LLC, Rumpus Therapeutics, LLC, Rumpus Vascular, LLC (together with Rumpus VEDS, LLC and Rumpus Therapeutics, LLC, the “Sellers”), Christopher Brooke and Nathaniel Massari entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which Aytu acquired certain rights and other assets, including key commercial licenses, relating to Enzastaurin and to Sellers’ business of developing pharmaceutical products from Sellers for $1,500,000 in cash and, upon the achievement of certain regulatory and commercial milestones, up to $67,500,000 in earn-out payments (the “Earn-Out Payments”). The Earn-Out Payments are payable in cash or shares of common stock of the Company, generally at the Company’s option. The shares of common stock will be issued under the Company’s Acquisition Shelf on Form S-4 (SEC File No. 333-239011). The asset purchase closed on April 12, 2021.

The Company issued a press release on April 12, 2021 announcing the Purchase Agreement, attached as Exhibit 99.1 to this report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Separation Agreement with Former Chief Financial Officer

As previously disclosed on Aytu’s Current Report on Form 8-K filed on April 5, 2021, David A. Green resigned as the Chief Financial Officer, Secretary and Treasurer of the Company on March 31, 2021. On April 12, 2021, Aytu and Mr. Green entered into separation agreement, effective March 31, 2021, pursuant to which Mr. Green will receive payment for accrued but unused personal time off, a cash payment in lieu of equity, a separation payment of $550,000, COBRA coverage, a Merger bonus consisting of $100,000 cash plus $100,000 of Aytu common stock,  and acceleration of any unvested options or restricted stock held by Mr. Green.

Employment Agreements

In connection with the Purchase Agreement, on April 12, 2021, Aytu entered in employment agreements with Christopher Brooke and Nathaniel Massari (collectively, the “Employment Agreements”).

The material terms of the Employment Agreements are as follows:

●	An annual base salary of $360,000, plus a target bonus of 40% of the base salary at the sole discretion of Aytu’s board of directors;

●	A restricted stock unit grant of 73,100 shares of Aytu’s common stock, subject to certain vesting provisions set forth therein;

●

Upon a termination without Cause by Aytu or for Good Reason by Mr. Brooke or Mr. Massari, as applicable, as those terms are defined in the Employment Agreements, , a severance payment equal to base salary plus any earned incentive compensation, as well as a continuation of Aytu’s portion of COBRA payments for a period of 12 months; and

●

Upon a Change in Control, as defined in the Employment Agreements, accelerated vesting of all stock options, restricted stock or stock-based awards, plus any other applicable payments due in the event of a termination, if applicable.

Aytu intends to file the Employment Agreements and other agreements referenced in this Current Report on Form 8-K with its next Quarterly Report on Form 10-Q.

Amendment of Chief Executive Officer Employment Agreement

On April 16, 2021, Aytu entered into an amendment (the “Amendment”) to the Employment Agreement with Joshua R. Disbrow (the “CEO Employment Agreement”), dated April 16, 2019. The Amendment was approved by the compensation committee of the Board on March 14, 2021.

The material terms of the Amendment are as follows:

●	Extend term of the CEO Employment Agreement to a term expiring 24 months from the date of the Amendment;

●

Grant of restricted stock equal to 3% of Aytu’s issued and outstanding stock and an additional future grant of 2% if certain performance standards are satisfied, as determined by the compensation committee of the Board;

●	Update the Change in Control definition to be consistent with the Sale Event definition in the Disbrow Restricted Stock Agreement (defined below).

Pursuant to the Amendment, on April 16, 2021, Aytu entered into a restricted stock award agreement (the “Disbrow Restricted Stock Award Agreement”) with Mr. Disbrow, pursuant to which Aytu granted 800,000 restricted shares of Aytu’s common stock (the “Disbrow Restricted Shares”) to Mr. Disbrow. Pursuant to the Disbrow Restricted Stock Award Agreement, one-third of the Disbrow Restricted Shares will vest on the one-year anniversary of the grant date, with one-twelfth of the Disbrow Restricted Shares to vest quarterly thereafter for a period of two years. In addition, vesting of the Disbrow Restricted Shares will accelerate in the following events: (a) the consummation of a Sale Event, as that term is defined in the Disbrow Restricted Stock Award Agreement, (b) the closing price of Aytu’s common stock is equal or greater to $40 per share for two consecutive trading days, (c) Mr. Disbrow’s service or employment is terminated by Aytu without Cause, as that term is defined in the Disbrow Restricted Stock Award Agreement or (d) at the discretion of the Compensation Committee of Aytu’s board of directors based on Aytu achieving certain revenue milestones and the successful integration of future acquisitions.

Restricted Stock Grants to Directors

On April 16, 2021, Aytu entered into restricted stock award agreements with the independent directors serving on Aytu’s board of directors prior to the closing of merger with Neos Therapeutics, Inc. (the “Merger”), previously disclosed on Aytu’s Current Report on Form 8-K filed on March 22, 2021 (the “Pre-Merger Independent Directors”), pursuant to which Aytu granted the Pre-Merger Independent Directors an amount of restricted stock equal to four percent of Aytu’s issued and outstanding equity as of the closing of the Merger, split equally among the Pre-Merger Independent Directors. Pursuant to the restricted stock award agreements with the Pre-Merger Independent Directors, one-third of the restricted shares granted to each director will vest on the one-year anniversary of the grant date, with one-twelfth of the restricted shares to vest quarterly thereafter for a period of two years. In addition, vesting of the restricted shares will accelerate in the following events: (a) the consummation of a Sale Event, as that term is defined in the restricted stock award agreements, (b) the closing price of Aytu’s common stock is equal or greater to $40 per share for two consecutive trading days or (c) a director’s service is terminated by Aytu without Cause, as that term is defined in the restricted stock award agreements. The foregoing equity grant was approved by the compensation committee of the Board on March 14, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description

99.1*	Press Release dated April 12, 2021

* In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date:	April 16, 2021	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer